EXHIBIT 99.1

Mawson Infrastructure Group Announces Expansion Plans at Midland, Pennsylvania Facilities

Plans to Expand Midland Facilities Capacity to 120 MW and Miner Capacity to 38,810 Miners

Mawson’s Total Capacity Expected to be approximately 129 MW and 41,530 miners upon Expansion

MIDLAND, Pa., April 30, 2024 (GLOBE NEWSWIRE) -- Mawson Infrastructure Group Inc. (NASDAQ: MIGI) ("Mawson"), a digital infrastructure company, today announced plans for expansion of the Company's Midland, Pennsylvania digital infrastructure and bitcoin digital mining facilities to 120 MW and is expected to increase total miner capacity at that operational site to about 38,810 miners.

The Company is planning to expand its Midland Pennsylvania facility, which is located near Pittsburgh, given the growth in demand for its digital infrastructure business services, from both its existing co-location business services customers and from potential new enterprise customers. It also will provide Mawson with additional overall capacity and strategic adaptability across its 3 primary businesses – self-mining business, co-location services business and energy management.

Rahul Mewawalla, CEO and President of Mawson, commented, "This strategic growth initiative is expected to add momentum to the growth of Mawson’s businesses, and builds upon the expected increase in demand for our enterprise-grade digital infrastructure services moving forward. It also reflects our optimism for our Midland facilities and the greater Pittsburgh region which has become a growing hub for technology, artificial intelligence, nuclear engineering, robotics and digital infrastructure innovation.”

Mawson's Midland operational site currently has about 100 MW of existing power capacity, capable of supporting 32,930 miners for self-mining or co-location business services. Subsequent to the completion of the announced plans related to expansion, this site’s capacity is expected to increase by 20 MW to a total of 120 MW and miner capacity at this facility should increase from approximately 32,930 up to about 38,810 miners. The planned expansion at the Company’s Midland Pennsylvania facility along with the 8.8 MW of self-mining capacity at the Company’s Bellefonte, Pennsylvania facility is expected to increase Mawson's total overall combined capacity across its facilities in Pennsylvania to approximately 129 MW or about 41,530 rack spaces.

About Mawson Infrastructure

Mawson Infrastructure Group (NASDAQ: MIGI) is building the next generation digital infrastructure platform. Our innovation, technology, and operational expertise enables us to operate and optimize digital infrastructure to accelerate the digital economy, including the growth of the bitcoin network, digital assets and other high-performance computing solutions using a carbon-free energy approach. To learn more, visit https://www.mawsoninc.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Mawson cautions that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Mawson’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility that Mawson’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of cryptocurrencies and further or new regulation of digital assets. More detailed information about the risks and uncertainties affecting Mawson is contained under the heading “Risk Factors” included in Mawson’s Annual Report on Form 10-K filed with the SEC on April 1, 2024, and Mawson’s Quarterly Report on Form 10-Q filed with the SEC on May 15, 2023, August 21, 2023, November 13, 2023, and in other filings Mawson has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Mawson undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

For more information, visit:
Website: https://www.mawsoninc.com/
Twitter: Mawson (@Mawsoninc) / X (twitter.com)
LinkedIn: https://www.linkedin.com/company/mawsoninc/
Facebook: Mawson Inc | Pittsburgh PA | Facebook

Investor Contact:
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Media Contact:
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